UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 2, 2014

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Amendment to Material Definitive Agreement

As of January 2, 2014, Axion Power International, Inc. (the “Company”) entered into Note Amendments with each of senior lenders with respect to the $9,000,000 aggregate amount of Senior Convertible Notes (“Notes”) issued by the Company to those lenders on May 8, 2013. All capitalized terms utilized in this Current Report and not defined are used as defined in the Notes.

The terms of the Notes are amended by the Amendments as follows:

1. The minimum $.10 per share VWAP price set forth in the Notes for the Company to be able to effect a conversion of an Installment into Company Common Stock was reduced to $.09.

2. The Company Conversion Price commencing with the Pre Installment for the period ending February 3, 2014 was reduced from 85% to 80% of the VWAP formula specified in Section 8 of the Notes.

3. The lenders waived the requirement to redeem the Pre Installment for the period ending February 3, 2014 triggered by the VWAP of the Company’s Common Stock on December 26, 2013 and December 27, 2013 at a price less than $.10.

4. With respect to all lenders except Parsoon Special Situation, Ltd, the Installment Amount for Installments subsequent to the Installment for the period ending February 3, 2014 was reduced from $250,000 per lender to $125,000, except that at the Company's option, it may request that the Installment Amount be increased to $250,000.

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ITEM 9.01. EXHIBITS

Exhibit 99.1	Form of Note Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 3, 2014

Axion Power International, Inc.

By:	/s/ Thomas Granville
Thomas Granville Chief Executive Officer
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EXHIBIT INDEX

Exhibit 99.1	Form of Note Amendment

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